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                                                                  EXHIBIT (p)(1)

                         ING GROUP OF FUNDS AND ADVISERS
                                 CODE OF ETHICS

STATEMENT OF GENERAL PRINCIPLES

Each of (i) The ING Group of Funds (as more particularly described on Exhibit A, attached hereto and collectively referred to as "Funds"), which are registered investment companies under the Investment Company Act of 1940, as amended ("1940 Act"), (ii) ING Investments, LLC ("II"), a registered investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), which serves as the investment adviser for the Funds, (iii) ING Advisors, Inc. ("IA"), a registered investment adviser, (iv) ING Quantitative Management, Corp. ("IQM"), a registered investment adviser and (v) ING Funds Distributor, Inc. ("IFD"), a registered broker-dealer under the Securities Exchange Act of 1934, as amended, which serves as the principal underwriter for the open-end Funds (hereinafter, II, IA, and IQM each an "Adviser", collectively "Advisers"; II, IA, IQM and IFD, collectively "Fund Affiliates") hereby adopt this Code of Ethics (hereinafter, "Code"), pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission ("SEC") under Section 17(j) of the 1940 Act.

In general, Rule 17j-1 imposes an obligation on registered investment companies, investment advisers and principal underwriters to adopt written codes of ethics covering the securities activities of certain directors, trustees, officers, and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of registered investment company clients and other advisory clients, do not intentionally use information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such clients. A sub-adviser of any Fund shall be subject to this Code unless the boards of directors/trustees of the Funds ("Boards") have approved a separate code of ethics for that sub-adviser. It is not the intention of this Code to prohibit personal securities activities by Access Persons, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of the Funds and Fund Affiliates regarding conduct in those situations in which conflicts are most likely to develop.

In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principles governing personal investment activities:

A. Every Access Person should at all times scrupulously place the interests of the Funds' shareholders and advisory clients ahead of his or her own interests with respect to any decision relating to personal investments.

B. No Access Person should take inappropriate advantage of his or her position with a Fund, or with the Fund Affiliates as the case may be, by using knowledge of any Fund's or managed account's transactions to his or her personal profit or advantage.
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C.       Every Access Person should at all times conform to the Policies and
         Procedures to Control The Flow And Use Of Material Non-Public Information In Connection With Securities Activities, a copy of which is attached and is incorporated by reference into this Code.
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II.      DEFINITIONS

         This Code defines directors, officers and employees of the Funds and Fund Affiliates into several categories, and imposes varying requirements by category appropriate to the sensitivity of the positions included in the category. As used herein and unless otherwise indicated, the following terms shall have the meanings set forth below:

         "ACCESS PERSONS": includes:

         (i) any director, trustee, officer, general partner or Advisory Person of the Funds or the Advisers; and

         (ii) any director or officer of IFD who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the Funds or managed accounts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds or managed accounts regarding the purchase or sale of Securities.

         This definition includes, but is not limited to, the following individuals: Portfolio Managers, Investment Personnel, certain employees in Operations, Marketing employees, Finance department employees, Information Systems members, Accounting/Compliance Department members, and Executive Management support staff members, as such individuals are defined by the Company's Human Resource Department. Where the term Access Person is used without specifying whether such person is an Access Person of a Fund or Fund Affiliate, such term shall be interpreted to include all Access Persons of each such entity.

         "ADVISORY PERSON": includes any employee of the Funds or the Advisers (or of any company in a control relationship to the Fund or the Advisers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Funds or managed accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         "ADVISORY REPRESENTATIVES": means any officer or director of the Advisers; or any employee of an Adviser who makes any recommendation, who participates in the determination of which recommendation should be made, or whose functions or duties relate to the determination of which recommendation shall be made.

         "AUTOMATIC DISGORGEMENT": Where a violation results from a transaction which can be reversed prior to settlement, such transaction should be reversed, with the cost of the reversal being borne by the covered person; or if reversal is impractical or impossible, then any profit realized on such short-term investment, net of brokerage commissions but before tax effect, shall be disgorged to the appropriate Fund, or if no fund is involved then to a charity designated by the relevant Adviser.

         "BEING CONSIDERED FOR PURCHASE OR SALE": means, with respect to any security, that a recommendation to purchase or sell such security has been made and communicated or, with respect to the person making the recommendation, such person seriously considers making such recommendation.

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         "BENEFICIAL OWNERSHIP": An Access Person will be deemed to have
         "beneficial ownership" of any Securities and commodities interests for any account held:

         (i)      in the name of his or her spouse or their minor children,

         (ii) in the name of another person (for example, a relative of the Access Person or his or her spouse sharing the same home) if, by reason of any contract, understanding, relationship or agreement or other arrangement, he or she obtains benefits substantially equivalent to those of ownership of the Securities,

         (iii)    by a partnership of which he or she is a partner,

         (iv) by a corporation of which he or she is a controlling person and which is used by him or her alone or with a small group as a medium for investing or trading in Securities, or

         (v) by a trust over which he or she has any direct or indirect influence or control and of which he or she, or a member of his or her immediate family (spouse, children, grandchildren or parents) is a beneficiary.

         Exceptions may be made on a case-by-case basis by the Designated Officer where the Access Person certifies in writing (and annually re-certifies, as applicable) that he or she has no control over the account of e.g., a trust or estate, or of a spouse whose transactions in Securities are subject to a code of ethics of his or her employer. In making such exceptions, the Compliance Officer may require the Access Person to comply with various requirements under this Code, e.g., periodic filing of holdings or transactions reports, as the Designated Officer deems appropriate in the circumstances.

         "CONTROL": shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         "DESIGNATED PERSON": means, with respect to any Fund or Fund Affiliate, the President of such Fund or Fund Affiliate, or such other person as the board of directors/trustees of such Fund or Fund Affiliate, as the case may be, shall designate.

         "DISINTERESTED DIRECTOR": means a director/trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

         "EXEMPT PERSON": means a person who is, or could be, an Access Person who does not ordinarily maintain an office on the premises utilized by Investment Personnel or Portfolio Managers, and who, by resolution, the Boards of the Funds have determined may be an Exempt Person not subject to the Code because his or her responsibilities are ministerial in function and therefore the risk of violation of the Code is highly remote.

         "FUNDS" OR "FUND": means The ING Group of Funds, or any fund within The ING Group of Funds, respectively, as more particularly described on Exhibit A hereto; provided that for purposes of enforcing this Code, such terms shall not include any fund as to which the

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         Adviser has appointed a sub-adviser if the Board of that fund has adopted the sub-adviser's code of ethics on behalf of that fund.

         "INVESTMENT PERSONNEL": includes any Advisory Person who makes or participates in making recommendations regarding the purchase or sale of Securities by the Funds or managed accounts, and includes the following individuals: all Portfolio Managers of the Funds and managed accounts, the Portfolio support staff, and traders who provide information and advice to any such Portfolio Managers or who assist in the execution of such Portfolio Managers' decisions and all Finance Department staff of the Adviser.

         "PERSONAL SECURITIES HOLDINGS" OR "PERSONAL SECURITIES TRANSACTIONS": means, with respect to any person, any Security Beneficially Owned, or any Security purchased or otherwise acquired, or sold or otherwise disposed of by such person, including any Security in which such person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership in such Security and any account over which such person has discretion; provided, however, that such terms shall not include any holding or transaction in a Security held in or effectuated for an account over which such person does not have any direct or indirect influence and has certified such fact to the appropriate Designated Officer. Personal Securities Transactions shall include all Securities or commodity interests regardless of the dollar amount of the transaction or whether the sale is in response to a tender offer.

         "PORTFOLIO MANAGER": means any employee of a Fund or an Adviser who is entrusted with the direct responsibility and authority to make investment decisions affecting an investment company or managed account, and who, therefore, may be best informed about such Fund's or account's investment plans and interests.

         "PRIMARILY DISINTERESTED DIRECTOR/TRUSTEE/CONSULTANT": any director/trustee of a Fund or consultant to the directors/trustees of a Fund who is a not an interested person of any Adviser.

         "SECURITY": includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency. Securities also includes shares of closed-end investment companies, various derivative instruments such as ELKs, LEAPs and PERCs, limited partnership interests and private placement common or preferred stocks or debt instruments. Commodity interests, which includes futures contracts, and options on futures, relating to any stock or bond, stock or bond index, interest rate or currency shall also be included in this Code's definition of Security. Commodity interests in agricultural or industrial commodities, such as agricultural products or precious metals, are not covered under this Code.

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         Security does not include shares of registered open-end investment companies, securities issued by the government of the United States and any options or futures thereon, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements, and such other money market instruments as designated by the board of directors/trustees of such Fund, and shares of ING Groep N.V.

         "SECURITY HELD OR TO BE ACQUIRED" by a Fund or for a managed account means any Security which, within the most recent fifteen (15) days,

                  (i) is or has been held by such Fund or managed account, or

                  (ii) is being or has been considered by such Fund or managed account for purchase for such Fund or managed account.

         "SEGREGATED PERSON": means an Access Person who in the ordinary course of business does not have access to information regarding the trading activities and/or current portfolio holdings of the Funds or managed accounts; does not ordinarily maintain an office on the premises utilized by Advisory Persons, Investment Personnel or Portfolio Managers; and who, by resolution, the Boards have determined may be a Segregated Person because he or she will not be permitted access to information regarding the trading activities and/or current portfolio holdings of the Funds or managed accounts.

III.     GOVERNING LAWS, REGULATIONS AND PROCEDURES

         All employees shall have and maintain knowledge of and shall comply strictly with all applicable Federal and State laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

         Each employee will be given a copy of the Code of Ethics at the time of his or her employment and each Access Person is required to submit a statement at least annually that he or she has reviewed the Code.

         Each employee shall comply with all laws and regulations relating to the use of material non-public information. Trading on "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited. All employees shall comply strictly with procedures established by the Funds and the Advisers to ensure compliance with applicable Federal and State laws and regulations of governmental agencies and self-regulatory organizations. The employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act, which would violate any provision of this Code or any rules adopted thereunder.

         Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control with a view to preventing any violation by such of the provisions of the Code.


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         Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to a Designated Person or the Board of each fund.

IV.      CONFIDENTIALITY OF TRANSACTIONS

         All information relating to any Fund or managed account portfolio or pertaining to any studies or research activity is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Funds or managed accounts, such information must not be disclosed to any persons other than persons designated by the Designated Person or the Board of the Fund or the Advisers. If a Fund or managed account is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

         Any employee authorized to place orders for the purchase or sale of Securities on behalf of a Fund or managed account shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of Securities for the account of the Fund or managed account, will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the SEC or each Fund's shareholders or the managed account holders in the normal course of business.

         If any employee of the Fund or Access Person should obtain information concerning the Fund's or managed account's portfolio (including consideration of acquiring or recommending any security for such portfolios), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Fund or managed account to do so or such person is specifically authorized to do so by the Designated Person of the Fund or managed account. No officer, director or employee shall disclose any non-public information relating to a client's portfolio or transactions or to the investment recommendations of the Advisers, nor shall any officer, director/trustee or employee disclose any non-public information relating to the business or operations of the Funds, Fund Affiliates or managed accounts unless properly authorized to do so.

V.       ETHICAL STANDARDS

         A. INVESTMENT ACTIVITIES RELATED TO THE FUNDS OR MANAGED ACCOUNTS. All Access Persons, in making any investment recommendations or in taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or actions.

         B. CONFLICTS. All Access Persons shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, with a Fund or managed account, or which may otherwise be detrimental to the interest of a Fund or managed account. Therefore, no Access Person shall undertake independent practice for compensation in competition with the Fund or managed account.


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                  Every employee or Access Person of the Funds or managed
                  accounts who owns beneficially, directly or indirectly, 1/2 of 1% or more of the stock of any corporation is required to report such holdings to the President of the Funds and the Chief Compliance Officer.

         C. OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS. Every Access Person shall acquire and maintain knowledge of, and shall comply strictly with, all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing such Access Person's activities. In addition, every Access Person shall comply strictly with all procedures established by the Funds or Fund Affiliates to ensure compliance with such laws and regulations. Access Persons shall not knowingly participate in, assist or condone any acts in violation of any law or regulation governing Securities transactions, nor any act which would violate any provision of this Code.

         D. SELECTION OF BROKER-DEALERS. Any employee having discretion as to the election of broker-dealers to execute transactions in Securities for the Funds shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers as provided in the registration statements for the Funds. An employee shall not directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for a Fund or managed account.

                  In addition, the Funds and managed accounts shall take all actions reasonably calculated to ensure that they engage broker-dealers to transact business with each Fund or managed account whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of Section V.

         E. SUPERVISORY RESPONSIBILITY. Every Access Person having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control in order to prevent any violation by such persons of applicable laws and regulations, procedures established by the Funds or Fund Affiliates, as the case may be, or the provisions of this Code.

         F. ACCOUNTABILITY. Any Access Person encountering evidence of any action in violation of applicable laws or regulations, or of Fund procedures or the provisions of this Code shall report such evidence to the appropriate Designated Person or the Board of each Fund.

         G. INABILITY TO COMPLY WITH CODE. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that he or she is unable to comply with certain provisions of this Code, such Access Person shall so advise the Designated Person of any Fund or the Advisers, for which such person is an Access Person in writing and shall set forth with reasonably specificity the nature of his or her fiduciary obligations and the reasons why such Access Person believes that he or she cannot comply with the provisions of the Code.


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VI.      EXEMPTED TRANSACTIONS

         The provisions of Article VII of this Code shall not apply as follows:

         A. To purchases or sales effected in any account over which such Access Person has no direct or indirect influence or control;

         B. To purchases or sales of Securities which are not eligible for purchase or sale by any Fund or managed account;

         C. To purchases or sales which are non-volitional on the part of either the Access Person or a Fund or managed account;

         D. To purchases which are part of an automatic dividend reinvestment plan or employee stock purchase plan;

         E. To purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         F. To purchases or sales of Securities which receive the prior approval of the appropriate Designated Person because they

                  (i) are only remotely potentially harmful to each Fund or managed account,

                  (ii) would be very unlikely to affect a highly institutional market, or

                  (iii) clearly are not related economically to the Securities to be purchased, sold or held by each Fund or managed account; and

         G. To future elections into an employer sponsored 401(k) plan, in an amount not exceeding $1,000 in any calendar month and any other transfers to an open end fund. However, an exchange of a current account balance into or from one of the closed end funds in an amount greater than $1,000 would still need pre-clearance and be reportable at the end of the quarter on the quarterly transaction reports.

         H. The provisions of Article VII. A, B and D of this Code shall not apply to any Segregated Person except with respect to transactions in a Security where such Segregated Person knew, or in the ordinary course of fulfilling his or her duties, should have known that such Security was being purchased or sold by the Funds or managed accounts, or that a purchase or sale of such Security was being considered by or with respect to the Funds or managed accounts. Pre-clearance approval will be required for purchases of Securities in private transactions conducted pursuant to Section 4(2) of the Securities Act of 1933 and Securities (debt or equity) acquired in an initial public offering.

         I. The provisions of this Code shall not apply to any Exempt Person except with respect to transactions in Securities where such Exempt Person knew, or in the ordinary


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                  course of fulfilling his or her duties, should have known that such Security was being purchased or sold by the Funds or managed accounts or that a purchase or sale of such Security was being considered by or with respect to the Funds or managed accounts.

         J. The provisions of Article VII of this Code shall not apply (i) to a Disinterested Director or (ii) to any Primarily Disinterested Director/Trustee/Consultant.


VII.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A. GENERAL. No Access Person shall purchase or sell, directly or indirectly or for any account over which an Access Person has discretion, any Security (including both publicly traded and private placement Securities), in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale

                  (i) is being considered for purchase or sale by a Fund or managed account; or

                  (ii) is being purchased or sold by a Fund or managed account.

         B.       PRE-CLEARANCE.

                  (i) Every Access Person must pre-clear all Personal Securities Transactions with the compliance department. In order to receive pre-clearance for Personal Securities Transactions, an Access Person must call the Compliance Officer or complete a Personal Trading Approval form. A member of the compliance department is available each business day to respond to pre-clearance requests. Access Persons are directed to identify:

                           (a) the subject of the transaction and the number of shares and principal amount of each security involved,

                           (b) the date on which the Access Person desires to engage in the subject transaction;

                           (c) the nature of the transaction (i.e., purchase, sale, private placement, or any other type of acquisition or disposition);

                           (d)      the approximate price at which the
                                    transaction will be effected; and

                           (e) the name of the broker, dealer, or bank with or through whom the transaction will be effected.

                  When granted, clearance authorizations will be identified by authorization number and will be effective until the end of that calendar day, except for transactions in ING Groep N.V.
                  (ING) stock for which authorizations will be effective for 30 days (or in the case of a private placement purchase, the closing of the private


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                  placement transaction). If on any particular day the
                  Compliance Officer is not available, Pre-clearance may be obtained by providing a completed Personal Trading Approval form to a Designated Person for authorization. The current list of Designated Persons of the Advisers who are authorized to provide pre-clearance trade approval is attached as Exhibit
                  B. Questions regarding pre-clearance procedures should be directed to the compliance department.

         (ii) In determining whether to grant approval of Personal Securities Transactions of Investment Personnel who desire to purchase or otherwise acquire Securities in private placement transactions conducted pursuant to Section 4(2) of the Securities Act of 1933, the appropriate Designated Person will consider, among other factors, whether the investment opportunity presented by such private placement offering should be reserved for an investment company and its shareholders, or a managed account and its shareholders, and whether the opportunity is being offered to an individual by virtue of his position with the Fund or managed account. In the event that Investment Personnel who have been authorized to acquire Securities in a private placement transaction later have any role in a Fund's or managed account's subsequent consideration of an investment in the issuer of the Securities acquired in such prior private placement transaction, such Investment Personnel must provide written notification of such prior authorization and investment to the compliance department, immediately upon learning of such Fund's or managed account's subsequent consideration. In such circumstances, the Fund's or managed account's decision to purchase Securities of such issuer will be subject to an independent review by Investment Personnel with no personal interest in the issuer.

         Compliance of transactions with this Code by Access Persons may depend on the subsequent investment activities of the Funds or managed accounts. Therefore, pre-clearance approval of a transaction by the Designated Person does NOT necessarily mean the transaction complies with the Code.

         C. INITIAL PUBLIC OFFERINGS (IPOS AND HOT IPOS). No Access Person (or account over which they have beneficial ownership) may purchase any securities in an IPO or Hot IPO; provided, however, an Access Person (or their beneficially owned accounts) may, upon the prior written approval of a Designated Person, participate in the following IPOs:

                  (i) an IPO in connection with the de-mutualization of a savings bank or the de-mutualization of a mutual insurance company in which the holder of the account owns a life insurance policy;

                  (ii) an IPO of a spin-off company where the Access Person beneficially owns stock in the company that spins off the issuer;

                  (iii) an IPO of a company in which the Access Person beneficially owns stock in the company and the stock was acquired through participation in a private placement previously approved by their Designated Person; and


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                  (iv)     an IPO of the employer of the holder of the Access
                           Persons account.

                  An IPO generally means an offering of securities registered with the SEC, the issuer of which, immediately before the registration, was not required to file reports with the SEC. See rule 17j-1(a)(6). Hot IPOs are securities of a public offering that trade at a premium in the secondary market whenever such secondary market begins.

         D.       BLACKOUT PERIODS.

                  (i) No Access Person may execute any Personal Securities Transaction on a day during which any Fund or managed account has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn.

                  (ii) Any purchase or sale of any Security by a Portfolio Manager which occurs within seven (7) calendar days (exclusive of the day of the relevant trade) from the day a Fund or managed account he or she manages trades in such security will be subject to Automatic Disgorgement. This seven-day blackout period also applies to any portfolio support staff member who recommends the purchase or sale of the particular security to a Fund's or managed account's Portfolio Manager.

         E. BAN ON SHORT-TERM TRADING PROFITS. Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within sixty (60) calendar days, unless

                  (i) such Securities were not eligible to be purchased by any of the Funds or managed accounts under their respective investment policies, or

                  (ii) such Investment Personnel have requested and obtained an exemption from this provision from the compliance department with respect to a particular transaction.

                  Violations of this policy will be subject to Automatic Disgorgement.

                  This prohibition shall not apply to any transaction in index futures, index options, including webs, spiders or similar baskets of portfolio securities.

         F. GIFTS. Investment Personnel may not receive any fee, commission, gift or other thing, or services, having a value of more than $100.00 each year from any person or entity that does business with or on behalf of the Funds or a managed account.

         G. SERVICES AS A DIRECTOR. Investment Personnel may not serve on the boards of directors of publicly traded companies, unless

                  (i) the individual serving as a director has received prior authorization from the appropriate Designated Person based upon a determination that the board service would be consistent with the interests of the managed accounts, the Funds and their shareholders and

                  (ii) policies and procedures have been developed and maintained by the Boards that are designed to isolate the individual from those making investment decisions (a "Chinese Wall").

         H. NAKED OPTIONS. Investment Personnel are prohibited from engaging in naked options transactions. Transactions under any incentive plan sponsored by the Fund Affiliates are exempt from this restriction.

         I. SHORT SALES. Short sales of Securities by Investment Personnel are prohibited.

         J. PERMITTED EXCEPTION. Purchases and sales of the following securities are exempt from the restrictions set forth in paragraphs A, D, and E above if such purchases and sales comply with the pre-clearance requirements of paragraph B above and are:

                     1. Equity Securities of a company with a market capitalization in excess of $10 billion, when the transaction is for an amount less than 1000 shares per calendar month.

VIII. COMPLIANCE PROCEDURES

Any person filing a required holdings or transaction report under this Section VIII may include a statement that the report will not be construed as an admission that such person has any direct or indirect beneficial ownership of any securities covered by the report.

         A. DISCLOSURE OF PERSONAL HOLDINGS. All Access Persons (other than Disinterested Directors) must disclose all Personal Securities Holdings upon commencement of employment and thereafter on an annual basis. Initial reports shall be made within 10 days of hire or within 10 days of becoming an Access Person. Annual disclosure shall be made by January 31st of each year. The initial and annual reports are required to include the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities (not limited to Securities as defined by this Code) were held for the direct or indirect benefit of the Access Person.

         B. DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS. All Access Persons (other than Disinterested Directors) must cause duplicate trading confirmations for all Personal Securities Transactions and copies of periodic statements for all Securities accounts to be sent to the compliance department, except that a Segregated Person may satisfy this requirement by providing a statement to the compliance department of an advisory affiliate of the Adviser.

         C.       QUARTERLY REPORTING.

                  All Access Persons (except as provided below) must prepare a quarterly report identifying any new accounts that were opened or any existing accounts that have been closed. This report shall contain the following information:

                  1. The name of the broker, dealer or bank with or through whom the new account was opened and the date on which the account was opened.

                  2. The name of the broker, dealer or bank with or through whom the account was closed, the account number of the closed account and the date on which the account was closed.

                  In addition, Quarterly Transaction Reports are required as described below:

                  (i)      Access Persons and Advisory Representatives.

                           Except as provided below, all Access Persons and Advisory Representatives must prepare a quarterly report of all transactions in Securities no later than 10 days following the end of each quarter in which such Personal Securities Transactions were effected. Rule 17j-1(d)(1) under the 1940 Act requires such reports from Access Persons and Rule 204-2 under the Advisers Act requires such reports from "advisory representatives" (as defined in Rule 204-2(a)(12) and (13)). Compliance by Access Persons and Advisory Representatives with the reporting requirements set forth herein will constitute compliance with the reporting requirements of both the 1940 Act and the Advisers Act. An Access Person who is also an Advisory Representative may satisfy this reporting requirement by providing the report to the compliance department of the Adviser. A Segregated Person may satisfy this reporting requirement by providing the report to the compliance department of an advisory affiliate of the Adviser.

                           The Quarterly Transaction Reports must state:

                           (a) the title, number of shares and principal amount of each Security (as well as the interest rate and maturity date, if applicable) involved;

                           (b)      the trade date and nature of the
                                    transactions (i.e., purchase, sale, private placement, or other acquisition or disposition);

                           (c) the price of the Security at which each transaction was effected; and

                           (d) the name of the broker, dealer or bank with or through which each transaction was effected.

                  (ii) Exclusions. Quarterly Transaction reports are not required to include any Personal Securities Transaction effected in any account over which the Access Person or Advisory Representative has no direct or indirect influence or control nor is the report required to include shares of registered open-end investment companies, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

                  (iii) Disinterested Directors. Disinterested Directors must submit a quarterly report containing the information set forth in subsection (i) above only with respect to those transactions for which such person knew or, in the ordinary course of fulfilling his or her official duties as a Fund director/trustee, should have known that during the 15-day period immediately before or after the director/trustee's transaction in Securities that are otherwise subject to Access Person reporting requirements, a Fund or a managed account had purchased or sold such Securities or was actively considering the purchase or sale of such Securities. In addition, solely to facilitate compliance with timely Form 4 filing requirements, all Disinterested Directors must submit a report of any transaction involving a Fund that is a closed-end investment company (such as the ING Prime Rate Trust) within seven (7) days of such transaction. Disinterested Directors are not required to submit a report containing the information set forth in subsection (i) above with respect to purchases or sales that are non-volitional on the part of such persons, such as transactions in an account over which such person has delegated discretionary trading authority to another person.

         D. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All Access Persons will be provided with a copy of this Code upon beginning his or her employment with a Fund or Fund Affiliate, as the case may be, and must certify annually that they have read and understand this Code, and that they recognize that they are subject to the terms and provisions hereof. Further, all Access Persons must certify by January 31st of each year that they have complied with the requirements of this Code and that they have disclosed all personal brokerage accounts and disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements herein. The requirements of this subsection D shall not apply to Disinterested Directors or to Primarily Disinterested Directors/Trustees/Consultants, except that such persons may be asked periodically to certify that they have complied with this Code, including any other applicable reporting requirements hereunder.

IX.      SANCTIONS

         A. GENERALLY. The Designated Person shall investigate all apparent violations of this Code. If a Designated Person for any Fund or Fund Affiliate discovers that an Access Person has violated any provision of this Code, he or she may impose such sanctions as he or she deems appropriate, including, without limitation, one or more of the following: warnings, periods of "probation" during which all personal investment activities (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or Automatic Disgorgement of any profits realized on transactions in violation of this Code. Any profits realized on transactions in violation of Sections D and E of Article VII of this Code shall be subject to Automatic Disgorgement.

         B. PROCEDURES. Upon discovering that an Access Person of a Fund or Fund Affiliate has violated any provision of this Code, the appropriate Designated Person shall report the violation, the corrective action taken, and any sanctions imposed to the relevant entity's board of directors/trustees, which may, at the request of the individual involved, review the matter. If a transaction in Securities of a Designated Person is under consideration, a senior officer of the relevant Fund or Fund Affiliate, as the case may be, shall act in all respects in the manner prescribed herein for a Designated Person.

X        MISCELLANEOUS PROVISIONS

         A. RECORDS. The Funds and the Advisers shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the SEC:

                  (i) a copy of this Code and any other code of ethics which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

                  (ii) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

                  (iii) a copy of each duplicate confirmation statement concerning Personal Securities Transactions of Access Persons, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the statement is provided, the first two (2) years in an easily accessible place; and

                  (iv) a copy of each report disclosing Personal Securities Holdings of Access Persons, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

                  (v) a list of all persons who are, or within the past five (5) years have been, required to pre-clear Personal Securities Transactions or make reports disclosing Personal Securities Holdings pursuant to this Code shall be maintained in an easily accessible place.

         B.       CONFIDENTIALITY.

                  All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

         C. INTERPRETATION OF PROVISIONS. Each Fund's or Adviser's board of directors/trustees may from time to time adopt such interpretation of this Code as such board deems appropriate.

         D. EFFECT OF VIOLATION OF THIS CODE. In adopting Rule 17j-1, the SEC specifically noted, in Investment Company Act Release No. IC-11421, that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of this Rule. In adopting this Code, it is not intended that a violation of this Code necessarily is or should be considered to be a violation of Rule 17j-1.

                     INITIAL CERTIFICATION OF CODE OF ETHICS
                                ING MUTUAL FUNDS

I AM FULLY FAMILIAR WITH THE EFFECTIVE CODE OF ETHICS AS ADOPTED BY EACH OF THE
     ING FUNDS, ING INVESTMENTS, LLC, ING ADVISORS, INC., ING QUANTITATIVE MANAGEMENT, INC., AND ING FUNDS DISTRIBUTOR, INC., AND WILL COMPLY WITH SUCH
            CODE AT ALL TIMES DURING THE FORTHCOMING CALENDAR YEAR.



Name (print):


Signature:


Date:

                                  Exhibit A

         ING ADVISORY FUNDS, INC.
                  ING Asia-Pacific Equity Fund

         ING FINANCIAL SERVICES FUND, INC.

         PILGRIM EMERGING MARKETS FUND, INC.

         ING EQUITY TRUST
                  ING Biotechnology Fund
                  ING Principal Protection Fund
                  ING Principal Protection Fund II
                  ING Principal Protection Fund III
                  ING MidCap Opportunities Fund

         ING FUNDS TRUST
                  ING European Equity Fund
                  ING Global Communications Fund
                  ING Global Technology Fund
                  ING Global Real Estate Fund
                  ING High Yield Bond Fund
                  ING Intermediate Bond Fund
                  ING Internet Fund
                  ING National Tax-Exempt Bond Fund
                  ING National Tax-Exempt Money Market Fund
                  ING Tax Efficient Equity Fund
                  ING Classic Money Market Fund

         ING GNMA INCOME FUND, INC.

         ING PRECIOUS METALS FUND, INC.

         ING LARGE COMPANY VALUE FUND, INC.

         ING GROWTH OPPORTUNITIES FUND

         ING INVESTMENT FUNDS, INC.
                  ING MagnaCap Fund
                  ING High Yield Fund

         ING INTERNATIONAL FUND, INC.

         ING MAYFLOWER TRUST
                  ING Growth + Value Fund
                  ING International Value Fund
                  ING Research Enhanced Index Fund

         ING MUTUAL FUNDS
                  ING International Core Growth Fund
                  ING Worldwide Growth Fund
                  ING International SmallCap Growth Fund
                  ING Emerging Countries Fund
                  ING LargeCap Growth Fund
                  ING MidCap Growth Fund
                  ING SmallCap Growth Fund
                  ING Convertible Fund
                  ING Equity and Income Fund
                  ING High Yield Opportunity Fund
                  ING Strategic Income Fund
                  ING Money Market Fund

         PILGRIM  NATURAL RESOURCES TRUST

         ING SENIOR INCOME FUND

         ING SMALLCAP OPPORTUNITIES FUND

         ING PRIME RATE TRUST

         ING RUSSIA FUND, INC.

         PILGRIM VARIABLE INSURANCE TRUST
                  Pilgrim VIT Global Brand Names Fund

         PILGRIM  VARIABLE PRODUCTS TRUST
                  Pilgrim VP Growth + Value Portfolio
                  Pilgrim VP International Value Portfolio
                  Pilgrim VP SmallCap Opportunities Portfolio
                  Pilgrim VP Research Enhanced Index Portfolio
                  Pilgrim VP High Yield Bond Portfolio
                  Pilgrim VP MagnaCap Portfolio
                  Pilgrim VP Growth Opportunities Portfolio
                  Pilgrim VP MidCap Opportunities Portfolio
                  Pilgrim VP Convertible Portfolio
                  ING VP Large Company Value Portfolio
                  Pilgrim VP LargeCap Growth Portfolio

         USLICO SERIES FUND
                  Asset Allocation Portfolio
                  Bond Portfolio
                  Money Market Portfolio
                  Stock Portfolio

         ING LEXINGTON  MONEY MARKET TRUST


         ING VARIABLE PORTFOLIOS, INC.
                  ING VP Growth Portfolio
                  ING VP International Equity Portfolio
                  ING VP Small Company Portfolio
                  ING VP Value Opportunity Portfolio
                  ING VP Technology Portfolio
                  ING VP Index Plus LargeCap Portfolio
                  ING VP Index Plus MidCap Portfolio
                  ING VP Index Plus SmallCap Portfolio

         ING GENERATION PORTFOLIOS, INC.
                  ING VP Ascent Portfolio
                  ING VP Crossroads Portfolio
                  ING VP Legacy Portfolio

         ING VP MONEY MARKET PORTFOLIO

         ING VP BALANCED PORTFOLIO, INC.

         ING VP BOND PORTFOLIO

         ING VP GROWTH AND INCOME PORTFOLIO

         ING SERIES FUND, INC.
                  ING Aeltus Money Market Fund
                  ING Ascent Fund
                  ING Balanced Fund
                  ING Bond Fund
                  [ING Brokerage Cash Reserves Fund]
                  ING Classic Principal Protection Fund
                  ING Classic Principal Protection Fund II
                  ING Classic Principal Protection Fund III
                  ING Classic Principal Protection Fund IV
                  ING Crossroads Fund
                  ING Government Fund
                  ING Growth and Income Fund
                  ING Growth Fund
                  ING Index Plus LargeCap Fund
                  ING Index Plus MidCap Fund
                  ING Index Plus Protection Fund
                  ING Index Plus SmallCap Fund
                  ING International Growth Fund
                  ING Legacy Fund
                  ING Small Company Fund
                  ING Technology Fund
                  ING Value Opportunity Fund


        ING GET FUND

                  Series D
                  Series E
                  Series G
                  Series H
                  Series I
                  Series J
                  Series K
                  Series L
                  Series M
                  Series N
                  Series P
                  Series Q
                  Series R

                                    EXHIBIT B
                                TO CODE OF ETHICS

Designated Persons of II able to provide pre-clearance:

Lauren Bensinger - Primary AZ

Rhonda Ervin

James M. Hennessy

Rob Naka

Michael Roland

Enrique Faust - Primary NJ

Victor Torchia

   POLICIES AND PROCEDURES TO CONTROL THE FLOW AND USE OF MATERIAL NON-PUBLIC
              INFORMATION IN CONNECTION WITH SECURITIES ACTIVITIES

The reputation for integrity and high ethical standards in the conduct of its affairs of the ING Fund Services, LLC, ING Investments, LLC, ING Advisors, Inc., ING Quantitative Management Inc., and ING Funds Distributor, Inc ("ING") is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities are effected in conformity with securities laws and in a manner, which avoids the appearance of impropriety. In particular, it is a long-standing policy of ING that if an employee of ING or any of its subsidiaries or affiliated investment companies possesses material non-public information about a public company, the employee may not trade in or recommend trading in the securities of that company nor disclose such information to another person, whether within or outside the ING organization, except in fulfillment of a legitimate business objective of ING. Violations of this policy may result in severe civil and criminal penalties under the Federal securities laws, as well as disciplinary action by ING. Employees should refer to ING's Policies and Procedures Governing Securities Transactions for a complete statement of these policies.

Material non-public information is information not known to the public that: (1) might reasonably be expected to affect the market value of securities and (2) influence investor decisions to buy, sell or hold securities. It is not possible to define with precision what constitutes "material" information. However, advance information about the following:

         -        a merger, acquisition or joint venture;

         -        a stock split or stock dividend;

         -        earnings or dividends of an unusual nature;

         -        the acquisition or loss of a significant contract;

         -        a significant new product or discovery;

         -        a change in control or a significant change in management;

         -        a call of securities for redemption;

         - the public or private sale of a significant amount of additional securities;

         -        the purchase or sale of a significant asset;

         -        a significant labor dispute;

         - establishment of a program to make purchases of the issuer's own shares;

         -        a tender offer for another issuer's securities; and

         - an event requiring the filing of a current report under the federal securities laws.

ING Prime Rate Trust, an affiliated regulated investment company ("IPR"), and ING Investments, LLC as part of its structured finance activities are both frequently in possession of material non-public information about public companies as a result of IPR's investments in participation interests in senior collateralized corporate loans.

The following policies and procedures are designed to help insure that ING abides by the prohibition on trading on the basis of material non-public information by limiting the use and restricting the disclosure of material non-public information to persons within or outside the ING organization who are in the position to trade on the basis of such information or transmit it to others.

All employees must familiarize themselves with these policies and procedures and abide by them. Compliance with the law and with the policies and procedures described in this memorandum is the individual responsibility of each director, officer and employee of ING. It is each person's duty to see that the policies and procedures set forth herein are followed in both spirit and letter. In addition, all employees of ING should understand that supervisory personnel have special responsibilities for taking appropriate action to prevent insider-trading violations. FAILURE TO COMPLY WITH THESE POLICIES WILL BE DEALT WITH HARSHLY AND COULD LEAD TO TERMINATION OF EMPLOYMENT, PERSONAL LIABILITY OR CRIMINAL PROSECUTION.

"INVESTMENT MANAGEMENT ACTIVITIES," FOR PURPOSES OF THESE POLICIES AND PROCEDURES, ARE ACTIVITIES OF EMPLOYEES OF ING WHOSE REGULAR FUNCTIONS OR DUTIES PRINCIPALLY CONSIST OF MAKING, PARTICIPATING IN, OR OBTAINING INFORMATION REGARDING, THE PURCHASE OR SALE OF PUBLICLY-TRADED SECURITIES OR MAKING, OR OBTAINING INFORMATION ABOUT, RESEARCH AND RECOMMENDATIONS WITH RESPECT TO PURCHASES OR SALES OF SUCH SECURITIES.

I.       GENERAL "CHINESE WALL" POLICY

         IN ADDITION TO ING'S GENERAL POLICY PROHIBITING TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR DISCLOSURE OF SUCH INFORMATION TO OTHERS, IT IS ING 'S POLICY THAT ANY MATERIAL NON-PUBLIC INFORMATION ABOUT A PUBLIC COMPANY OR ITS SECURITIES OBTAINED BY A DIRECTOR, OFFICER OR EMPLOYEE OF ING OR ANY OF ITS AFFILIATED INVESTMENT COMPANIES, EITHER IN CONNECTION WITH HIS OR HER IPR/STRUCTURED FINANCE INVESTMENT ACTIVITIES OR OTHERWISE, SHALL NOT BE DISCLOSED TO ANY DIRECTOR, OFFICER OR EMPLOYEE OF ING OR ANY OF ITS AFFILIATED INVESTMENT COMPANIES PERFORMING INVESTMENT MANAGEMENT ACTIVITIES, OR ANY OTHER PERSON, EXCEPT AS SPECIFICALLY PERMITTED BY THESE POLICIES AND PROCEDURES. THIS PROHIBITION APPLIES TO ORAL AS WELL AS WRITTEN DISCLOSURE AND TO INFORMAL AS WELL AS FORMAL DISCLOSURE.

         A.       REPORTING MATERIAL NON-PUBLIC INFORMATION TO CHIEF COMPLIANCE
                  OFFICER.

                  From time to time, a director, officer or employee of ING may come into possession of material non-public information (of the type described on page 18 of these policies and procedures) about a company. If such information is obtained in connection with the performance of such person's responsibilities as a director, officer or employee of ING, then he or she shall immediately report the information as follows:

                  (i) A director, officer or employee of ING, other than a IPR/Structured Finance staff member, shall report such information immediately to the Compliance Department, which is responsible for taking appropriate action, which may include restricting trading in the affected securities. Depending on the nature of such information, such director, officer or employee may have an ongoing duty to inform the Compliance Department of material changes in the information or the status of the transaction which it relates in order to permit the Compliance Department to take appropriate action, including restricting or terminating restrictions on trading in the affected securities.

                  (ii) IPR/Structured Finance staff members who in their normal course of business deal with material non-public information are to follow the specific "CHINESE WALL" PROCEDURES as set forth below.

                  (iii) Such information need not be reported if, after reasonable inquiry, the director, officer or employee is satisfied that the Compliance Department has already received such information.

II.      "CHINESE WALL" POLICIES AND PROCEDURES APPLICABLE TO SECURITIES TRADING
         BY ING

         Employees of ING performing investment management related activities for IPR/Structured Finance Vehicles ("IPR/Structured Finance Investment Activities") (and persons with supervisory or higher management responsibilities for such employees) are likely to receive in the normal course of their activities material non-public information about issuers of publicly-traded securities. The following policies and procedures are designed to prevent the flow of material non-public information about a public company or its securities from employees engaged in IPR/Structured Finance Investment Activities to those performing other investment management activities. By following these policies and procedures, ING can continue, in most instances, to engage in other investment management activities, even though material non-public information about public companies may be known to others within the ING organization who are involved in performing IPR/Structured Finance Investment Activities.

III.     SPECIFIC "CHINESE WALL" PROCEDURES

         A. COMPLIANCE WITH SECTIONS 13(f) AND 13(g) OF THE SECURITIES EXCHANGE ACT OF 1934 ("EXCHANGE ACT")

                  All directors, executive officers (or persons performing similar functions) or Investment Personnel of ING Groep N.V. shall not have access to current information (less than 7 days old) that relates to the voting and investment power of the securities held by the ING Funds' portfolios. Such persons shall not have access to investment reports, Investment Personnel, the premises of Investment Personnel or attend meetings of Investment Personnel of II, wherever located, except that such persons may attend meetings of the Board of Directors/Trustees of the ING Funds based on the premise that information concerning portfolio holdings is more than 7 days old. Communications concerning the holdings, voting or investment power of the ING Funds' portfolios between Investment Personnel of II and directors, executive officers (or persons performing similar functions) or Investment Personnel of ING Groep N.V. are prohibited. Exceptions may be permitted by the Chief Compliance Officer where the Chief Compliance Officer believes such persons will not act in concert with Investment Personnel of II for purposes of transactions in securities that would require reporting under Sections 13(f) and 13(g) of the Exchange Act.

         B.       ING PRIME RATE TRUST

                  In order to contain material non-public information concerning a public company or its securities within the immediate group of persons engaged in performing IPR/Structured Finance Investment Activities who have a need to know such information, and in order to ensure that such information does not flow to those engaged in other investment management activities, the following policies and procedures should be followed:

                  (i) ORAL AND WRITTEN COMMUNICATIONS. Except as specifically permitted by these policies and procedures, employees engaged in performing IPR/Structured Finance Investment Activities should not discuss or exchange any written or oral non-public information, whether or not material, about a company or its securities with employees performing other investment management activities.

                           Any communication, whether written or oral, containing material non-public information (of the type described on the attached copy of ING 's Policies and Procedures to Control the Flow and Use of Material Non-Public Information in Connection with Securities Activities) about an issuer or its securities shall be restricted, on a need-to-know basis, to employees engaged in performing IPR/Structured Finance Investment Activities and to the following persons:

                           (a) directors and senior executives of ING who are not actually involved in investment management decisions;

                           (b)      Compliance personnel; and

                           (c) certain identified accountants, attorneys or other outside professional advisers.

                           In addition, the company involved shall be placed on IPR/Structured Finance's Watch List/Inside Information List. Written communications containing material non-public information shall be marked "confidential." Documents prepared for presentation to IPR's Board of Directors shall be presumed to contain material non-public information and shall be handled accordingly.

                  (ii) ATTENDANCE AT MEETINGS. Attendance at meetings, whether held inside or outside the ING organization, at which personnel performing IPR/Structured Finance Investment Activities may be present, is limited as follows:

                           (a) Attendance at meetings at which material non-public information regarding a company or its securities are to be, or are likely to be, discussed is restricted to employees, on a need-to-know basis, performing IPR/Structured Finance Investment Activities and to the following persons:

                                    (i)      directors and senior executives of
                                             ING who are not actually involved
                                             in investment management decisions;

                                    (ii)     compliance personnel; and

                                    (iii)    certain identified accountants,
                                             attorneys, or other outside
                                             professional advisers.

                           Persons engaged in other investment management activities ARE PROHIBITED from attending meetings at which material non-public information about a public company or its securities is to be, or is likely to be, discussed, without the specific authorization of the Compliance Department, after appropriate legal consultation.

                  (b) The preceding paragraph shall not prohibit investment management personnel from preparing and participating in written or oral presentations and attending meetings with persons performing IPR/Structured Finance Investment Activities in order to develop products or marketing plans, to report on the financial services of ING to existing or prospective clients or to discuss matters not related to IPR/Structured Finance Investment Activities, provided, that such persons shall leave such meetings if non-public matters are raised.

         C. LIBRARY AND FILES. A separate credit file room has been established. The door is closed and locked at all times except when an Authorized Person is working in the room. NO OTHER PERSONS ARE ALLOWED IN THE IPR/STRUCTURED FINANCE FILE ROOM EVEN IN THE COMPANY OF AN AUTHORIZED PERSON (AS DEFINED ABOVE) OTHER THAN REPAIR OR MAINTENANCE PERSONNEL AND THEN ONLY IN THE PRESENCE OF AN AUTHORIZED PERSON. The Library's access is to be monitored by an Authorized Person.

                  All information awaiting filing in the Library is to be under the supervision of an Authorized Person at all times or locked in a IPR/Structured Finance staff member's office or other lockable file cabinet.

                  Materials, which have been archived, are stored with a storage company whose procedures restrict access to archived materials and where only an ING Authorized Person may request retrieval of files from the archives.

         D. IPR/STRUCTURED FINANCE OFFICES ARE TO BE LOCKED when not occupied or supervised. Authorized Persons requiring keys must sign in/out for keys on a log maintained by the Administrative Assistant.

         E. COMPUTERS WITH ACCESS TO IPR/STRUCTURED FINANCE FILES ARE TO HAVE SEPARATE ACCESS PASSWORDS. ING 's company-wide computer security has also been reviewed to insure that all reasonable and practical measures have been taken to limit the possibility that unauthorized access could be made to IPR/Structured Finance (and all ING) computer files. ING 's MIS personnel are required to notify in writing a IPR Senior Vice President of any file/systems maintenance work, in advance of beginning any such work.

         F. THE (480) 477-2076 FAX MACHINE IS FOR THE EXCLUSIVE USE OF THE IPR/STRUCTURED FINANCE CREDIT DEPARTMENT. It is to remain situated in direct proximity to the IPR/Structured Finance Department Administrative Assistant for monitoring of incoming/outgoing information. Any Authorized Person noting any unattended information on the machine is required to take possession of that information until it can be properly delivered to the appropriate IPR/Structured Finance staff member.

                  If any ING employee should inadvertently receive IPR/Structured Finance faxes, he/she is to immediately deliver it to a IPR/Structured Finance staff member and should immediately report the occurrence to a Senior Vice President of IPR. The Senior Vice President will decide if there has been any exposure of non-public information and, if so, will immediately inform the Chief Compliance Officer and place the issuer on the Restricted List.

         G. ALL IPR/STRUCTURED FINANCE NON-PUBLIC DUPLICATE MATERIALS OR OTHER SUCH REFUSE OF A CONFIDENTIAL NATURE MUST BE DISPOSED OF PROPERLY. A document shredder is available for the use of each Authorized Person.

         H. ALL IPR/STRUCTURED FINANCE MAIL IS TO BE DELIVERED UNOPENED TO THE IPR DEPARTMENT ADMINISTRATIVE ASSISTANT (OR NEAREST AVAILABLE IPR/STRUCTURED FINANCE STAFF MEMBER). If any ING employee should inadvertently receive IPR/Structured Finance mail, he/she is to immediately hand deliver it to an IPR/Structured Finance staff member. If the mail was opened before receipt by an IPR/Structured Finance staff member, the occurrence should be immediately reported to a Senior Vice President of IPR. The Senior Vice President will decide if there has been any exposure of non-public information and, if so, will immediately inform the Chief Compliance Officer and place the issuer on the Restricted List.

         I.       IPR/STRUCTURED FINANCE'S MAIL DISTRIBUTION IS TO BE HANDLED AS
                  FOLLOWS: Mail is received and opened. Each item is reviewed to determine content. If the item is found to contain material, non-public information, the company will be placed on the Watch List/Inside Information List provided it is not currently in the portfolio and, therefore, already on the Watch List/Inside Information List. All items are distributed to the appropriate recipient.

IV.      RESTRICTIONS ON TRADING

         From time to time it may be appropriate to restrict or halt trading in a security if ING is in possession of material non-public information about the issuer of such security, particularly if such information is derived from a significant transaction or proposed transaction involving IPR/Structured Finance and the issuer. Whenever a trading restriction is in effect, ING 's Compliance Department shall implement appropriate procedures to halt trading in that security for any account for which ING Investments, LLC acts as discretionary investment manager or adviser.

         Where IPR/Structured Finance is involved in a transaction, or is otherwise in possession of material non-public information, the securities of the affected company shall be placed on the Watch List/Inside Information List and trading in such securities shall be monitored. Depending on individual circumstance, such securities may also be considered for placement on ING 's Restricted List.

V.       HANDLING OF OTHER SENSITIVE INFORMATION

         Although the preceding policies deal in particular with the subject of MATERIAL non-public information, employees of ING have an obligation to treat ALL sensitive non-public information in strictest confidence. To safeguard this information, the following procedures should be followed:

         A. Papers relating to non-public matters concerning issuers of securities should not be left lying in conference rooms or offices and should be locked in file cabinets or desks overnight or during absence from the office. In addition, sensitive information stored in computer systems and other electronic files should be kept secure.

         B. Appropriate controls for the reception and oversight of visitors to sensitive areas should be implemented and maintained. For example, guests should be escorted around ING 's offices and should not be left unattended.

         C. Document control procedures, such as numbering counterparts and recording their distribution, and shredding papers containing material non-public information should be used where appropriate.

         D. If an employee is out of the office on business, secretaries and receptionists should use caution in disclosing the employee's location.

         E. Business conversations should be avoided in public places, such as elevators, hallways, restrooms and public transportation or in any other situation where such conversations may be overheard.

VI.      QUESTIONS

         Questions concerning the interpretation or application of these procedures should be referred to the Compliance Department, who will consult with counsel about matters requiring legal interpretations.

VII.     POLICIES AND PROCEDURES GOVERNING SECURITIES TRANSACTIONS

         A. RESTRICTIONS ON TRADING IN SECURITIES. ING maintains a list of securities that are subject to trading restrictions or monitoring in accordance with its Code of Ethics, Chinese Wall Procedures and various provisions of the federal securities laws. These lists, referred to as the Restricted List, the Watch List/Inside Information List and the Trading Lists, are maintained and continuously updated under the supervision of the Compliance Department. Securities included on the Restricted List may not be purchased or sold in portfolio accounts, except for ING Prime Rate Trust ("IPR") and structured finance vehicles. Securities Watch List/Inside Information List securities are securities of issuers with respect to which there is a significant likelihood that IPR/Structured Finance is in possession of material inside information. Trading List securities are those with respect to which a portfolio manager has indicated an intent to trade or Structured Finance/IPR public companies to which IPR/Structured Finance is a lender or IPR/Structured Finance is, or within the preceding ninety (90) days has been, in possession of material non-public information concerning such company. The Restricted List, the Watch List/Inside Information List and the Trading Lists will be prepared and maintained for all ING Funds; provided that exceptions from the requirement for such lists may be granted on a case by case basis when the Compliance Department determines that a portfolios manager's alternative methodology is sufficient to achieve the purposes of such lists.

                  Each portfolio manager will maintain a separate Trading List, unless an exception has been granted by the Compliance Department, as provided above. Each portfolio manager will have access to his/her Trading List and the Restricted List.

         B. CHINESE WALL PROCEDURES. Employees of ING performing investment management related activities for IPR/Structured Finance ("IPR/Structured Finance Investment Activities") (and persons with supervisory or management responsibilities for such employees) are likely, in the normal course of their activities, to receive material non-public information about issuers of publicly traded securities. If any employee of ING possesses material non-public information about a public company, regardless of its source, such employee may not trade in the securities of that company or recommend trading in such securities to any person nor can they disclose such information to another person, whether inside or outside the ING organization, except in fulfillment of a legitimate business objective of ING. Violations of this policy may result in severe civil or criminal penalties under the federal securities laws, as well as in disciplinary action by ING (including termination of employment). ING has adopted a series of stringent procedures designed to prevent the flow of material non-public information about a public company or its securities from employees engaged in "IPR/Structured Finance Investment Activities" to employees performing other "investment management activities." As a general matter, it is ING 's policy that any material non-public information about a public company or its securities that is obtained by a director, officer or employee of ING, either in connection with their IPR/Structured Finance Investment Activities or otherwise, shall not be disclosed beyond the immediate group of persons involved in a particular transaction, except as specifically permitted by the firm's Chinese Wall Procedures. Employees should refer to ING's Chinese Wall Procedures.

         ALL DIRECTORS, OFFICERS AND EMPLOYEES OF ING MUST FAMILIARIZE THEMSELVES WITH THESE POLICIES AND PROCEDURES AND ABIDE BY THEM. COMPLIANCE WITH THE LAW AND THE POLICIES AND PROCEDURES DESCRIBED IN ING'S CHINESE WALL PROCEDURES IS THE INDIVIDUAL RESPONSIBILITY OF EACH DIRECTOR, OFFICER OR EMPLOYEE OF ING. IT IS EACH SUCH PERSON'S DUTY TO SEE THAT THE POLICIES AND PROCEDURES SET FORTH IN ING'S CHINESE WALL PROCEDURES ARE FOLLOWED IN BOTH SPIRIT AND LETTER. FAILURE TO COMPLY WITH THE CHINESE WALL PROCEDURES WILL BE DEALT WITH HARSHLY AND COULD LEAD TO TERMINATION OF EMPLOYMENT, PERSONAL LIABILITY OR CRIMINAL PROSECUTION.

         C.       THE RESTRICTED LIST. Securities are placed on the Restricted
                  List:

                  (i) in the unlikely event that there is a failure of the Chinese Wall Procedures and material non-public information is disseminated beyond persons performing IPR/Structured Finance Investment Activities;

                  (ii) upon a determination by the Compliance Department or the Firm's General Counsel that the sensitivity of a transaction being considered by IPR/Structured Finance, the nature of the information in the possession of IPR/Structured Finance or other circumstances justify a halt in trading activity in securities of an issuer; and

                  (iii) in other circumstances as determined by the Compliance Department or the Firm's General Counsel. Portfolios managed by ING, other than IPR, may not trade in securities that have been placed on the Restricted List. Pre-clearance requests for personal securities transactions in securities of an issuer on the Restricted List will not be approved. It is anticipated that few, if any, securities will be included on the Restricted List.

         D. WATCH LIST/INSIDE INFORMATION LIST. Each company will be placed on the Watch List/Inside Information List if IPR/Structured Finance is, or within the preceding ninety (90) days has been, in possession of material non-public information concerning such company.

         E. PREPARATION OF THE WATCH LIST/INSIDE INFORMATION LIST. Persons performing IPR/Structured Finance Investment Activities must immediately log the names of companies on the Watch List/Inside Information List upon the receipt of material non-public information concerning such company. IPR's/Structured Finance portfolio managers must advise the Compliance Department of any changes in the status of such information which might permit the removal of such securities from the Watch List/Inside Information List or require placing them on the Restricted List. In addition, the Firm's General Counsel may advise the Compliance Department to place the securities of a particular company on the Watch List/Inside Information List. While portfolio trading in securities on the Watch List/Inside Information List is NOT prohibited, such trading is monitored frequently to detect any unusual trading activity involving Watch List/Inside Information List securities. The Watch List/Inside Information List is prepared by a IPR/Structured Finance Portfolio Manager.

         F. TRADING LISTS. OPEN-END FUNDS AND MANAGED ACCOUNTS. A separate Trading List is maintained for each portfolio. A security of an issuer is placed on a Trading List each Friday or commencing upon the date that a portfolio manager determines to engage in a transaction involving such security imminently (generally within seven (7) business days, subject to market conditions) and for a period of five (5) business days following such transaction. A portfolio manager's decision to place a security on a Trading List should be made by reference to a number of factors, including, the relationship between the target buy/sell price and the market price, the volatility of the issue and consideration of other factors that may lead a portfolio manager to trade in a particular security. Obviously, unforeseen circumstances may lead to a rapid trading decision, in which case a security may be placed on the Trading List at the same time as a trading order is placed. Pre-clearance requests for personal securities transactions in securities of an issuer on the Trading List will not be approved.

         G. TRADING LIST -IPR AND STRUCTURED FINANCE VEHICLES. Public companies will be put on IPR/Structured Finance's Trading list if either entity

                  (i) owns a loan participation with respect to such company; or

                  (ii) is, or within the proceeding ninety (90) days has been, in possession of material non-public information concerning such company. Pre-clearance requests for personal securities transactions in securities of an issuer on the IPR/Structured Finance Trading List will not be approved.

         J. PERSONAL SECURITIES TRANSACTIONS. Under ING 's Code of Ethics, all employees, officers and directors of ING, certain directors/trustees of registered investment companies managed by ING, as well as certain consultants and independent contractors who have access to confidential information, other than Segregated Persons (collectively, "Access Persons") must

                  (i) obtain pre-clearance for personal securities transactions involving beneficial ownership (as defined in ING 's Code of Ethics) and

                  (ii) cause duplicate trading confirmations for such personal securities transactions to be sent to the Compliance Department a Segregated Person, as that term is defined in ING's Code of Ethics, need only pre-clear a transaction in a Security (as that term is defined in ING's Code of Ethics) if at the time such Segregated Person proposed to engage in such transaction, he or she knew, or in the ordinary course of fulfilling his or her duties, should have known that such Security was being purchased or sold by the Funds or managed accounts, or that a purchase or sale of such Security was being considered by or with respect to the Funds or managed accounts except that pre-clearance approval will be required for purchases of securities in private transactions conducted pursuant to Section 4(2) of the Securities Act of 1933 and Securities (debt or equity) acquired in an initial public offering.

                  All ING Registered Representatives not deemed to be Access Persons must also pre-clear all Personal Securities Transactions with the Compliance Department. In order to receive pre-clearance for Personal Securities Transactions, a Registered Representative must call the Compliance Officer or complete a Personal Trading Approval form. A member of the Compliance Department is available each business day from 7:00 a.m. to 4:00 p.m. to respond to pre-clearance requests. Registered Representatives are directed to identify

                  (i) the securities that will be the subject of the transaction and the number of shares and principal amount of each security involved,

                  (ii) the date on which they desire to engage in the subject transaction;

                  (iii) the nature of the transaction (i.e., purchase, sale, private placement, or any other type of acquisition or disposition);

                  (iv) the approximate price at which the transaction will be effected; and

                  (v) the name of the broker, dealer, or bank with or through whom the transaction will be effected. Transactions in securities of an issuer on the Restricted List or the Trading Lists will not be approved. In order to maintain the confidentiality of the Restricted List, the Watch List/Inside Information List and the Trading Lists, callers will not be apprised of the reason for the denial of the authorization to trade. If on any particular day the Compliance Officer is not present in the office, pre-clearance may be obtained by providing a completed Personal Trading Approval form to the Compliance Analyst for authorization who will obtain the signature of an appropriate designated officer. Questions regarding pre-clearance procedures should be directed to the Compliance Department.

                  Exceptions - Certain Transactions. No pre-clearance of a securities transaction is required for the following transactions:

                  (i)      Shares of registered open-end investment companies,

                  (ii) Securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and such other money market instruments as designated by the board of directors/trustees of such Fund and shares of ING Groep N.V.

                  (iii) Purchases or sales effected in any account over which such Registered Representative has no direct or indirect influence or control;

                  (iv) Purchases or sales of securities which are not eligible for purchase or sale by any Fund

                  (v) Purchases or sales which are non-volitional on the part of either the Registered Representative or a Fund or managed account;

                  (vi) Purchases which are part of an automatic dividend reinvestment plan or employee stock purchase plan;

                  (vii) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (viii) Purchases or sales of securities which receive the prior approval of the appropriate Designated Officer because they (i) are only remotely potentially harmful to each Fund or managed account, (ii) would be very unlikely to affect a highly institutional market, or (iii) clearly are not related economically to the securities to be purchased, sold or held by each Fund or managed account.

                  (ix) Future elections into an employer sponsored 401(k) plan, in an amount not exceeding $1,000 in any calendar month and any other transfers to an open end fund.

         I. PERSONAL BROKERAGE ACCOUNTS. Access Persons and registered representatives pursuant to Rule 3050 of the NASD Conduct Rules, are required to notify the securities brokers with whom he or she opens personal brokerage accounts that he or she is an affiliated person of ING as appropriate. This notification should take place at the time the brokerage account is opened and applies to your personal accounts and to any account in which you have a beneficial interest as defined in ING's Code of Ethics. If the securities account is with a non-member institution (e.g., investment adviser, bank or other financial institution) you are required to notify the Chief Compliance Officer prior to the execution of any initial transactions, of your intention to open such account or place an order.

                  For brokerage and/or non-member institution accounts established prior to your association with ING, you are required to notify the Chief Compliance Officer promptly after your hire date.

         J. TRADE CONFIRMATIONS. Access Persons (other than Segregated Persons) and registered representatives shall cause broker-dealers maintaining accounts to deliver to ING duplicate trade confirmations and statements with respect to all transactions in such accounts. ING has prepared a form letter to be used such Access Persons to direct brokerage firms maintaining such accounts to send duplicate trade confirmations to the Compliance Department. A copy of this form letter is attached as Exhibit C.

         K. NEW ISSUES. "Hot issues" are securities which, immediately after their initial public distribution, sell at a premium in the secondary market. No Access Person or Registered Representative ("RR") may purchase hot issue securities during the primary offering for his or her personal account, for any account in which the individual has a direct or indirect financial interest, or for the account of any member of the individual's immediate family. For this purpose, the term "immediate family" includes parents, spouse, brothers, sisters, in-laws, children or any other person who is directly or indirectly materially supported by you.

                  Because of the difficulty in recognizing a potential "hot issue" until after distribution, you and your immediate family may not purchase, for any account in which you have a beneficial interest, any new issue of a security unless such purchase has been approved in advance by the Chief Compliance Officer.

                                    EXHIBIT C

                         SAMPLE LETTER TO BROKERAGE FIRM
             TO ESTABLISH DUPLICATE CONFIRMS AND PERIODIC STATEMENTS
                       (PAGE C12, H. TRADE CONFIRMATIONS)

January 2, 1996

Merrill Lynch, Pierce, Fenner & Smith, Inc.
111 W. Ocean Blvd., 24th Floor
Long Beach, CA  90802

RE:   The Brokerage Account of Account Registration

         Account No.  Your Account Number
            AE        Name of Your Registered Representative

Dear Ladies/Gentlemen:

In accordance with the policies of ING Funds Services, LLC, a financial services firm with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

                  ING Funds Services, LLC
                  ATTN:  LAUREN D. BENSINGER
                  VP & CHIEF COMPLIANCE OFFICER
                  7337 E. Doubletree Ranch Road
                  Scottsdale, AZ 85258

Sincerely,


Your Name

Today's Date

BROKERAGE
ADDRESS
CITY, STATE ZIP


RE:      The Brokerage Account of
         Account Registration

         Account No.  Your Account Number
         AE Name of Your Registered Representative

Dear Ladies/Gentlemen:

In accordance with the policies of ING Funds Distributor, Inc. ("IFD"), an NASD member firm with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

                           ING Funds Distributor, Inc.
               ATTN: LAUREN D. BENSINGER, CHIEF COMPLIANCE OFFICER
                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258

IFD's Chief Compliance Officer has also signed below indicating her approval of my opening a cash or margin account with your firm. (407 Letter)

Sincerely,

(Registered Representative's Signature)
-----------------------------------------------------------------------
Registered Representative's Name


 (Lauren's Signature)
-----------------------------------------------------------------------
Lauren D. Bensinger
V.P & Chief Compliance Officer